UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2018

Date of Report

(Date of Earliest Event Reported)

VERONI BRANDS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55735	81-4664596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 Forest Edge Drive

Vernon Hills, Illinois 60061

(Address of principal executive offices) (zip code)

888-794-2999

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

Effective October 1, 2018, Veroni Brands Corp. (the “Registrant”) engaged the services of Crossmark, Inc. to promote the sale of the Registrant’s products to convenience retailers in the United States. Crossmark is a leading sales and marketing services company that provides growth solutions for consumer-branded suppliers and retailers. For more than 100 years, it has helped the world’s most powerful brands achieve their business objectives across major classes of trade. Expertise includes headquarter sales, retail merchandising, retailer solutions, shopper and consumer engagement, in-store events, experiential marketing, shopper marketing, in-store data collection & field intelligence, and analytics & insights.

The initial term of the engagement is for a one-year period and will renew automatically unless earlier terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONI BRANDS CORP.

October 1, 2018	By:	/s/ Igor Gabal
Igor Gabal
Chief Executive Officer